Exhibit 10.30

LOAN AGREEMENT

This Loan Agreement, dated as of November 17, 2008 (this “Agreement”), is by and between Water Chef, Inc., a Delaware corporation with a principal place of business at 25 Fairchild Avenue, Suite 250, Plainview, New York 11803 (the "Company"), and Terry R. Lazar, an individual residing at  34 Kristi Drive, Jericho, NY 11753(the "Lender").

W I T N E S S E T H :

WHEREAS, the Lender desires to loan (the “Loan”) to the Company, and the Company desires to borrow from Lender, $50,000 (the “Loan Amount”) all in accordance with the terms and conditions set forth herein; and

WHEREAS, pursuant to the terms and conditions hereinafter set forth, the Company desires to grant to the Lender (1) the option to convert the Loan Amount, and all accrued and unpaid interest due under the Note (as defined below), into shares (each, a “Share”) of the common stock, par value $0.001 per share (the “Common Stock”) of the Company, and (2) warrants (the “Warrants”) to purchase shares of Common Stock (the “Warrant Shares”).

NOW, THEREFORE, in consideration of the mutual premises and of the representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which each of the parties hereby acknowledge, the parties hereto hereby agree as follows:

Section 1                Loan.

The Lender shall tender the Loan Amount, in full, to the Company to an account designated by the Company.  For the purposes of this Agreement, the date on which funds are received by the Company shall be referred to as the “Closing Date.”  The Loan Amount shall accrue interest at the rate of 10% per annum.  All accrued and unpaid amounts of interest and principal shall be due by or on November 17, 2009 (the “Maturity Date”), provided, however, that the Lender may, at its option and in lieu of conversion as set forth below, demand repayment of the Loan Amount plus all accrued and unpaid interest as of the date demand is received by the Company.  In consideration of the payment by the Lender to the Company of the Loan Amount:

(a)           The Company shall issue a promissory note (the “Note”) in the principal amount of $50,000, substantially in form attached hereto as Exhibit A.  The Loan Amount, plus all accrued and unpaid interest due under the Note, shall be convertible, at the sole option of the Lender, into Shares by, or on, the Maturity Date.  The number of Shares that the Lender shall receive upon conversion of the Loan Amount (plus all accrued and unpaid interest as of the date of conversion) shall be determined by dividing the Loan Amount (plus all accrued and unpaid interest as of the date of conversion) by the closing market price (the “Conversion Price”) of the Common Stock as of the Closing Date.

(b)           The Company shall issue to the Lender a warrant certificate (the “Certificate”) representing the Warrants.  The Lender shall have 5 years from the Closing Date to exercise the Warrants.  The number of Warrant Shares represented by the Certificate shall be in an amount equal to 20% of the number derived by dividing the Loan Amount by the Conversion Price.  The per-share exercise price for the Warrant Shares shall be 20% greater than the Conversion Price as of the Closing Date.

Section 2               Representations and Warranties of the Company.

The Company hereby represents and warrants to the Lender as follows:

(a)           The Company is duly organized, validly existing, and in good standing in the State of Delaware and has full corporate power and authority to operate its business as now being conducted, and to execute and perform this Agreement and the transactions contemplated by this Agreement.

(b)           If the Lender elects to convert the outstanding Loan Amount (and any accrued and unpaid interest thereon) into Shares, and/or if the Lender elects to exercise its Warrants, then following the consummation of such transaction, the Lender shall be the owner of such Shares and Warrant Shares, free of any encumbrances, liens, claims, equities or liability of every nature.

(c)           The execution and delivery hereof, the fulfillment of the terms contained herein, and the consummation of the transactions contemplated hereby, will not conflict or contravene (i) the corporate laws governing the activities of the Company, (ii) the restated certificate of incorporation or bylaws of the Company in effect as of the date hereof, or (iii) any agreement or other instrument to which the Company is a party or by which it is bound.

(d)           All action on the part of the Company and its directors or stockholders legally required for the authorization, execution, delivery, and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, have been taken or will be taken by, or on, the Closing Date.

(e)           The Company has not utilized the services of any broker, finder or other intermediary with respect to this Agreement or the transactions contemplated hereby, and no such person or entity is entitled to any commission or free in connection herewith.

(f)            No representation or warranty of the Company contained herein, or information with respect to the Company contained herein or in any statement, certificate, exhibit or other document furnished or to be furnished to the Lender by the Company or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of fact or omits or will omit to state any material fact necessary to make the statement herein or therein not false or misleading.

Section 3               Representations and Warranties of the Lender.

The Lender hereby represents to the Company as follows:

(a)           The Lender has conducted his/her own independent review and analysis of the Company and its respective assets and liabilities.  In entering into this Agreement, the Lender has relied, in part, upon his/her own investigation and analysis.

(b)            No representation or warranty of the Lender contained herein, or information with respect to the Lender contained herein or in any certificate, exhibit or other document furnished or to be furnished to the Company by the Lender or the Lender’s representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of fact or omits or will omit to state any material fact necessary to make the statements herein or therein not false or misleading.

Section 4               Miscellaneous.

(a)           Fees and Expenses.  Each of the parties hereto shall pay its own legal and accounting charges and other expenses incident to the execution of this Agreement and the consummation of the transactions contemplated hereby.

(b)           Survival.  All agreements, representations and warranties and covenants contained herein or made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution of this Agreement and the consummation of such transactions.

(c)           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(d)           Modification or Waiver.  This Agreement may not be changed, modified or rescinded orally.  Any change, modification or rescission need be in writing, signed by the party against whom enforcement of any change, modification or rescission is sought.  Any waiver of any of the provisions of this Agreement, or of any inaccuracy in or non-fulfillment of any of the representations, warranties or obligations hereunder or contemplated hereby, shall not be effective unless made in a writing signed by the party against whom the enforcement of any such waiver is sought.  A waiver given in any case shall only apply with respect to that particular act or omission, and shall not be effective as to any further acts or omissions, regardless of whether they be of the same or similar nature.

(e)           Notices.  Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed duly given if (a) personal delivered, against written receipt therefor, (b) forwarded by pre-paid certified or registered mail, return receipt requested, or (c) forwarded via a nationally recognized overnight courier service (e.g., Federal Express, USPS Express Mail, UPS, DHL, etc.) to the parties to which such notice or other communication is required by this Agreement to be given, at the address of such parties as follows:

If to the Lender:	Terry R. Lazar
34 Kristi Drive, Jericho, NY 11753

With a copy to:

Attn:

If to the Company:	Water Chef, Inc.
25 Fairchild Avenue, Suite 250
Plainview, New York 11803
Attn:

With a copy to:	Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza, Suite 202
Garden City, New York 11530
Attn: David H. Cohen, Esq.

or to such other person or address as the Lender shall furnish to the Company or the Company shall furnish to the Lender in writing.  Notices delivered personally shall be deemed communicated as of the date of actual receipt, mailed notices shall be deemed communicated as of the date three  business days after mailing, and notices sent by courier shall be deemed communicated as of the date two business days after pick-up.

(f)            Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or assignable by any of the parties hereto without the prior written consent of the other party.

(g)           Governing Law; Jurisdiction.  This Agreement and the rights and obligations of the parties shall be interpreted under and governed by the laws of the State of New York, without regard to its conflicts of laws principles.  Any and all matters of dispute of any nature whatsoever arising out of or in any way connected with this Agreement or in any way connected with the relationship of the parties to this Agreement, shall be subject to determination only by the State courts sitting in the State of New York, County of Nassau, or the Federal courts for the Eastern District of New York.

(h)           Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any related or unrelated third party.  Any exhibits and schedules attached hereto, and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement as fully as though set forth herein, and all references herein to the terms "this Agreement," "hereunder," "herein," "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

(i)             Headings.  The headings of the sections of this Agreement are inserted for convenience only and shall not constitute a part or affect in any way the meaning or interpretation of this Agreement.

(j)             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.  This Agreement shall be binding upon the execution and delivery by facsimile by all parties to this Agreement as if the same were manually executed and delivered by such parties.  The parties agree to promptly deliver to each other original executed counterparts of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE COMPANY

WATER CHEF, INC.

By:	/s/ Leslie J. Kessler
Name: Leslie J. Kessler
Title: Chief Executive Officer

THE LENDER

/s/ Terry R. Lazar
Name: Terry R. Lazar

Exhibit A

DEMAND PROMISSORY NOTE

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS NOTE HAS BEEN ACQUIRED, AND ANY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON CONVERSION OF THE AMOUNTS OUTSTANDING UNDER THIS NOTE ARE REQUIRED TO BE ACQUIRED, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE AND/OR SUCH SHARES OR OTHER SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS NOTE AND SUCH SHARES OR OTHER SECURITIES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.

Water Chef, Inc.
10% Convertible Promissory Note

Dated: November 17, 2008	Principal Amount: $50,000
Plainview, New York

For Value Received, the undersigned, Water Chef, Inc. (together with its successors and assigns, the “Company”), a Delaware corporation, hereby promises to pay to the order of Terry R. Lazar (the “Lender”) or registered assignees (Lender or such assignees shall be referred to herein collectively as the “Holder”), the principal sum of Fifty Thousand Dollars ($50,000), together with interest as set forth below.  This 10% Convertible Promissory Note (this “Note”) is issued pursuant to, and is the “Note” referred to in that certain Loan Agreement dated November 17, 2008 (the “Agreement”) between the Company and the Lender, and is made subject to the terms and conditions of the Agreement as if set forth in full in this Note.  Prior to the Maturity Date, the Company agrees to pay the principal amount evidenced by this Note plus all unpaid interest due hereunder not later than seven (7) days after written DEMAND is sent to the Company at the address set forth herein by first class mail.

1.             Interest Rate.  Until an Event of Default shall have occurred, the principal amount evidenced by this Note shall bear interest at the rate of 10% per annum, computed on the basis of a 360-day year for the actual number of days elapsed (the “Applicable Interest Rate”).  Upon the occurrence of an Event of Default, the outstanding principal amount and any accrued but unpaid interest thereon shall bear interest until paid at the greater of (a) 16%, or (b) the maximum legal rate of interest (the “Default Interest Rate”).

2.             Payment Date; Payment Method.

(a)           Payment Dates.  Unless payment is made by the Company pursuant to a written DEMAND received from Holder, the outstanding principal amount evidenced by this Note (and any accrued but unpaid interest thereon) shall be paid by, or on October 14, 2009 (the “Maturity Date”).  Upon payment in full of the principal evidenced by this Note (and any accrued but unpaid interest thereon), Lender, by Lender’s acceptance of this Note, agrees to mark this Note “CANCELLED” and return this Note as so marked to the Company within five Business Days after such payment in full is received.  For purposes of this Note, the term “Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.  This Note may be prepaid by the Company, and at the Company’s sole discretion, without penalty in whole or in part at any time upon ten days’ prior written notice to Holder, provided that such prepayment includes any accrued but unpaid interest thereon through the date of prepayment.

(b)           Payment Method.  Payment of the principal evidenced by this Note (and any accrued but unpaid interest thereon) shall be made by check, subject to collection, tendered to Holder, via postage-paid, first class mail, at the address for the giving of notices as set forth in Section 10 of this Note.

3.             Default; Acceleration.

(a)           Any of the following shall constitute an “Event of Default” under this Note:

(i)            the failure by the Company to pay any amounts required to be paid under this Note on or before the date on which such payment was due;
(ii)           the breach or noncompliance by the Company of any of its material representations, warranties or covenants contained herein or in the Agreement;
(iii)          the Company shall
(A)          apply for or consent to the appointment of a receiver or trustee of the Company’s assets,
(B)           make a general assignment for the benefit of creditors,
(C)           file a petition or other request no matter how denominated (“Petition”) seeking relief under Title 11 of the United States Code or under any other federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute (“Bankruptcy Statute”), or
(D)           file an answer admitting the material allegations of a Petition filed against it in any proceeding under any Bankruptcy Statute;
(iv)           there shall have entered against the Company an order for relief under any Bankruptcy Statute; or
(v)           a Petition seeking an order for relief under any Bankruptcy Statute is filed by any one other than the Company and without the Company’s consent or agreement which is not dismissed or stayed within 60 days after the date of such filing, or such Petition is not dismissed upon the expiration of any stay thereof.

(b)           Upon the occurrence of an Event of Default, the unpaid principal amount evidenced by this Note (and any accrued but unpaid interest thereon) shall be immediately due and payable.

(c)           Until the occurrence of an Event of Default, the principal amount evidenced by this Note shall bear interest at the Applicable Interest Rate and upon an Event of Default, any unpaid principal amount under this Note and any accrued but unpaid interest through the date of effectiveness of such Event of Default shall bear interest until paid at the Default Interest Rate.

4.             Conversion Right.

(a)           Voluntary Conversion.  Provided that the Holder does not exercise its right to DEMAND payment of the principal amount evidenced by this Note plus all accrued and unpaid interest, the Holder of this Note has the right, at the Holder’s option and at any time following the date of this Note and before the Maturity Date, to convert the principal balance of this Note (plus all accrued and unpaid interest under this Note), in accordance with the procedures contained in Section 4(b) hereof, in whole or in part, into a number of fully paid and nonassessable shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Company at the Conversion Price (as defined below).  The number of shares of Common Stock into which this Note may be converted (“Conversion Shares”) pursuant to this Section 4(a) shall be determined by dividing the aggregate principal amount together with all accrued and unpaid interest thereon as of the date of conversion, by the Conversion Price.  “Conversion Price” shall mean $0.04 per share, subject to adjustment as provided in Section 5.

(b)           Conversion Procedure.  Before the Holder shall be entitled to convert this Note into Conversion Shares, it shall surrender this Note at the office of the Company and shall give written notice by mail, postage prepaid, to the Company at its principal corporate office, of the election to convert the same pursuant to Section 4(a), and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Company shall, as soon as practicable thereafter, issue and deliver at such office to the Holder of this Note a certificate or certificates for the number of shares of Common Stock to which the Holder of this Note shall be entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note, and the person or persons entitled to receive the Conversion Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of the shares of Common Stock as of such date.

(c)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of indebtedness evidenced by this Note.  Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the product resulting from multiplying (i) the Conversion Price by (ii) such fractional share.

(d)           Liability for Taxes on Conversion Shares.  The Company shall pay all documentary, stamp and other transactional taxes attributable to the issuance of Conversion Shares or other securities issuable upon conversion of any portion of the principal and accrued interest evidenced by this Note if issued in the name of Holder.  In all other cases, such taxes shall be paid by Holder.

(e)           Reservation of Conversion Shares.  The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance as Conversion Shares.

(f)           Status of Conversion Shares.  All Conversion Shares which may be issued in connection with the conversion provisions set forth in this Section 4 will, upon delivery by the Company, be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership of such Conversion Shares, and free from all taxes, liens or charges with respect thereto and not subject to any preemptive rights.

5.             Conversion Price Adjustments.

(a)           Adjustments for Stock Splits and Subdivisions.  In the event the Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

(b)           Adjustments for Reverse Stock Splits.  If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

(c)           Adjustment for Certain Capital Transactions.  If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the Conversion Shares immediately theretofore receivable upon the conversion of this Note, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had converted this Note and had received the Conversion Shares immediately prior to such reorganization, reclassification, consolidation, merger or sale.  The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(d)           Notices of Record Date, etc.  In the event of:

(i)             Any action taken by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
(ii)            Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or any consolidation or merger involving the Company; or
(iii)           Any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will mail to the holder of this Note at least ten business days prior to the earliest date specified therein, a notice specifying:

(x)           The date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and
(y)          The date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

6.             Assignment.  This Note is not assignable by the Company, and any purported assignment of this Note shall be null and void and of no effect.  This Note is not assignable by the Holder except in compliance with applicable federal and state securities laws.

7.             Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

8.             Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or retention of money exceed that permissible under applicable law.  If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (a) the agreed rate of interest set forth herein or therein or (b) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.  The provisions of this Section 8 shall never be superseded or waived and shall control every other provision of this Note and all other agreements and instruments between the Company and the Holder entered into in connection with this Note.

9.           Governing Law.  This Note and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and be performed wholly within such State, without regard to such State’s conflicts of laws principles.

10.           Notices.  All requests, demands, notices and other communications required or otherwise given under this Note shall be sufficiently given if (a) delivered by hand, against written receipt therefor, (b) forwarded by overnight courier requiring acknowledgment of receipt or (c) mailed by postage prepaid, registered or certified mail, return receipt requested, addressed as follows:

If to the Company, to:	Water Chef, Inc.
25 Fairchild Avenue, Suite 250
Plainview, New York 11803
Attn: Leslie J. Kessler, President

with a copy to:	Moritt Hock Hamroff & Horowitz LLP
400 Garden City Plaza, Suite 202
Garden City, New York 11530
Attn: David H. Cohen, Esq.

If to Holder, to:	Terry R. Lazar
34 Kristi Drive, Jericho, NY 11753

or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this Section 10, to the other parties hereto.  Each such request, demand, notice or other communication shall be deemed given (a) on the date of delivery by hand, (b) on the first business day following the date of delivery to an overnight courier or (c) three business days following mailing by registered or certified mail.

IN WITNESS WHEREOF, this Note has been duly executed and delivered as of the date first above written.

Water Chef, Inc.

By:	/s/ Leslie J. Kessler
Name: Leslie J. Kessler
Title: Chief Executive Officer

Exhibit B

THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE.  SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

250,000 Warrants

Terry R. Lazar

WARRANT CERTIFICATE

This warrant certificate ("Warrant Certificate") certifies that pursuant to the certain Loan Agreement dated as of November 17, 2008  (the “Agreement”) by and between Water Chef, Inc. and Terry R. Lazar or her registered assigns (the "Holder") is the owner of the number of warrants ("Warrants") specified above, each of which entitles the Holder thereof to purchase, at any time on or before the Expiration Date (hereinafter defined), one fully paid and non-assessable share (each, a “Share”) of common stock, $0.001 par value ("Common Stock"), of Water Chef, Inc., a Delaware corporation (the "Company"), at a purchase price as determined pursuant to this Warrant Certificate.

1.             Warrant; Purchase Price

Each Warrant shall entitle the Holder to purchase one Share and the purchase price payable upon exercise of the Warrants shall initially be $0.048 per Share, subject to adjustment as hereinafter provided (the "Purchase Price").  The Purchase Price and number of Shares issuable upon exercise of each Warrant are subject to adjustment as provided in Article 6.  The Purchase Price shall be payable as hereinafter provided.

2.             Exercise; Expiration Date

2.1          The Warrants are exercisable, at the option of the Holder, at any time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised.  In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel the Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.

2.2          The Purchase Price shall be paid in cash or by bank or certified check or a combination thereof.

2.3          The term "Expiration Date" shall mean 5:00 p.m. New York time on the day which is five years after the Closing Date of the Agreement, or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time the next following date which in the State of New York is not a holiday or a day on which banks are authorized to close.

3.              Registration and Transfer on Company Books

3.1          The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the shares of Common Stock issued upon exercise of the Warrants. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the register referred to in this Section 3.1, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing.  Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.

3.2           Prior to due presentment for registration of transfer of this Warrant Certificate, or the Shares of Common Stock issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.

3.3           Neither this Warrant Certificate, nor the Warrants represented hereby, may be sold, assigned, pledged or otherwise transferred by the Holder without the consent of the Company.  Any transfer shall be made only if permitted by, and made only in accordance with, all applicable federal and state securities laws.  The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney, and evidence of payment of all applicable transfer taxes, if any.  Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company.  A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.

4.              Reservation of Shares

The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of Shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants.  The Company covenants that all Shares of Common Stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such Shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

5.             Loss or Mutilation

Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.

6.             Adjustment of Purchase Price and Number of Shares Deliverable

The number of Shares of Common Stock purchasable upon the exercise of each Warrant and the Purchase Price with respect to the Shares shall be subject to adjustment as follows:

6.1

(a)            If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Purchase Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such Common Share.

(b)            If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant and in lieu of the Shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercise this Warrant Certificate and had received such Shares of Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or sale.  The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(c)            Upon each adjustment of the Purchase Price, the Holder shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of Shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

6.2           No adjustment in the number of Shares purchasable under this Warrant Certificate, or in the Purchase Price with respect to the Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Shares issuable upon the exercise of such Warrant, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All final results of adjustments to the number of Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be.  Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

6.3          Whenever the number of Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

6.4          The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement.  The Company may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

7.              Voluntary Adjustment by the Company.

The Company may, at its option, at any time during the term of the Warrants, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of the Warrants.

8.              Fractional Shares and Warrants.

Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants.  Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder.  In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of Shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a Share multiplied by its exercise price as of the last business day preceding the date on which the Warrants are presented for exercise.

9.             Governing Law

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

10.            Registration Rights

10.1          Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

 (a) promptly give to Holder written notice thereof; and

 (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Shares underlying this Warrant Certificate in a written request or requests, made within 20 days after receipt of such written notice from the Company, by the Holder.

10.02        Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 10.01.  In such event the right of the Holder to registration pursuant to Section 10.01 shall be conditioned upon Holder's participation in such underwriting and the inclusion of Shares in the underwriting to the extent provided herein.  The Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.  Notwithstanding any other provision of this Article 10, if the managing underwriter determines that marketing factors require a limitation of the number of shares of Common Stock to be underwritten, the managing underwriter may limit the number of Shares to be included in such registration and underwriting to not less than 50% of the registration.  In such event, the Company shall advise the Holder of Shares which would otherwise be registered and underwritten pursuant hereto, and the number of Shares that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Shares held by such Holders.  If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of November 17, 2008.

WATER CHEF, INC.

By:	/s/ Leslie J. Kessler
Name: Leslie J. Kessler
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise, _______ Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.

Name of Holder

Signature